UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

KESSELRING HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52375	20-4838580
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

6710 Professional Parkway, Suite 301
Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

(941) 371-0440
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 16, 2007, at a meeting of the Board of Directors of Kesselring Holding Corporation (the “Company”), the Board of Directors of the Company appointed Douglas P. Badertscher as the President and Chief Executive Officer of the Company.  On October 25, 2007, effective August 15, 2007, Mr. Badertscher and the Company entered into an Employment Agreement (the “Badertscher Agreement”) regarding the same.  The Badertscher Agreement contains the following terms:

•	base salary of $250,000 per year;
•
the issuance of 1,800,000 shares of restricted common stock, to be held in escrow and delivered in four equal installments of 450,000 shares every three months, beginning on November 15, 2007 and concluding on August 15, 2008;

•	participation in the Company’s general employee incentive stock plan;
•	subject to cash availability, an annual operating income bonus, accrued and paid quarterly, equal to the greater of $35,000 or 3.0% of that fiscal year’s Operating Income;
•	subject to cash availability, an acquisition bonus equal to one-half of 1% of the Gross Revenue of the third-party acquisition targets;
•	participation in all employee benefit plans and programs; and
•	reimbursement of reasonable expenses.

The term of the employment agreement is 36 months that may be renewed for one-year periods unless either party notifies the other within 60 days prior to the end of the initial or renewal employment term of its intent to terminate the agreement.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement by and between Kesselring Holding Corporation and Douglas P. Badertscher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Dated: October 25, 2007	By:	/s/ Douglas P. Badertscher
Name: Douglas P. Badertscher
Title: Chief Executive Officer

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